Exhibit 99.1

December 15, 2014

American Water Announces 2015 Earnings Guidance

VOORHEES, N.J.—(BUSINESS WIRE)—American Water Works Company, Inc. (NYSE:AWK), the largest publicly traded U.S. water and wastewater utility company, today announced its earnings guidance for 2015.

American Water estimates its 2015 earnings from continuing operations will be in the range of $2.55 to $2.65 per share.

“The 2015 guidance is based on the continued execution of our strategic goals as we continue to achieve strong financial and operational performance year over year while delivering clean, safe, reliable and affordable water to our customers,” said Susan Story, president and CEO of American Water.

“With our customers at the heart of everything we do and an incredible team of employees who are dedicated to meeting those customers’ needs every day, we have in place what we need to continue our success. We will continue to make investments to ensure reliable service, develop and leverage new technologies to increase efficiencies, maintain strong regulatory relationships and grow strategically,” added Story. “Based on our planning and what we have achieved in recent years, we remain confident in our ability to deliver on our long-term EPS growth goal of 7-10 percent, anchored from 2013 earnings.”

American Water will host its 2015 earnings guidance call and audio webcast with investors, analysts and other interested parties on Monday, Dec. 15, 2014, at 11 a.m. Eastern Time.

Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s website at www.amwater.com.

Following the conference call, an audio archive of the call will be available through Dec. 23, 2014, by dialing 1-412-317-0088 for U.S. and international callers. The access code for replay is 10056133. The online archive of the webcast will be available through Jan. 15, 2015, by accessing the Investor Relations page of the company’s website located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 6,600 dedicated professionals who provide drinking water, wastewater and other related services to an estimated 14 million people in more than 40 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release including, without limitation, American Water’s estimate of 2015 earnings per share from continuous operations, continued investments, long term earnings per share growth, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; the outcome of litigation and government action related to the Freedom Industries chemical spill in West Virginia; weather conditions, patterns or events, including drought or abnormally high rainfall, strong winds and coastal, intercoastal flooding and cooler than normal temperatures; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; American Water’s ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations; its ability to successfully expand its business, including concession arrangements and agreements for the provision of water services to facilitate hydraulic fracking in shale regions; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; the effect of restrictive covenants or changes to credit ratings on its current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase financing costs and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; its ability to retain and attract qualified employees; labor actions including work stoppages and strikes; the incurrence of impairment charges; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual and quarterly SEC filings. American Water does not undertake to update its forward-looking statements.

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American Water Works Company, Inc.

Edward Vallejo, 856-566-4005

Vice President, Investor Relations

edward.vallejo@amwater.com

or

Maureen Duffy, 856-309-4546

Vice President, Communications

maureen.duffy@amwater.com

Source: American Water Works Company, Inc.

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